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                                                                   EXHIBIT 10.28

                     AGREEMENT OF ASSIGNMENT AND ASSUMPTION

     THIS AGREEMENT OF ASSIGNMENT AND ASSUMPTION (the "Assignment Agreement") is dated effective as of the 26th day of February, 2005, by and between Ronald A. Hirsch, an individual residing in the county of Orange, State of California ("Hirsch") and Stephen D. Seymour, an individual residing in the county of Baltimore, State of Maryland ("Seymour", and collectively with Hirsch, the "Assignors"), on the one hand, and TMD Acquisition Corporation, a Tennessee corporation (the "Assignee") on the other hand.

                                    RECITALS

     WHEREAS, since May 20, 2004, Nord Resources Corporation ("Nord") has been pursuing an opportunity (the "Opportunity") to acquire certain assets from ASARCO Incorporated, a New Jersey corporation ("ASARCO"), which assets comprise the entire Tennessee Mines Division zinc business as conducted by ASARCO and consisting of the Young, Immel and Coy mines, the Young Concentrator and the Middle Tennessee exploration properties, including in all cases the operations, impoundments, processing and other facilities incidental and ancillary to each of the foregoing (collectively, the "TMD Assets");

     WHEREAS, as a result of the development efforts of Nord, Nord has been selected by ASARCO as the primary candidate it will negotiate with for the acquisition of the TMD Assets, and as to which Nord has received versions of a draft Asset Purchase Agreement (the "Purchase Agreement") for negotiation and execution;

     WHEREAS, Nord has entered into a bridge loan agreement with Regiment Capital III, L.P., a Delaware limited partnership (the "Lender"), pursuant to which Nord entered into, executed and delivered to Lender a Promissory Note, a Security Agreement, a Pledge and Security Agreement, and certain other documents (collectively, the "Loan Documents"), which Loan Documents contain certain affirmative and negative covenants which with Nord must abide during the pendency of the bridge loan, and which, among other things, will restrict Nord from using its capital resources to make an investment in, or conduct any business with respect to, the TMD Opportunity without its prior written consent (and, as to which, the Lender has advised this Board of Directors of Nord that it will not consent to Nord undertaking the TMD Opportunity at this time or within the foreseeable future);

     WHEREAS, on October 14, 2004, the Assignors assumed from Nord all of Nord's rights and interests in the TMD Opportunity, including without limitation under the Purchase Agreement (collectively, the "TMD Rights"), to fund such further development expenses as are necessary to complete the acquisition of and exploit commercially the TMD Opportunity independent of Nord (the "Post-Development Expenses"), and to "reserve" the place of Nord with respect to such TMD Opportunity


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until such time as the Lender may consent to its re-acquisition of the TMD
Rights from, and as further developed by, the Assignee;

     WHEREAS, on October 14, 2004, in consideration for the assignment of the TMD Rights to the Assignors by Nord, the Assignors entered into an Agreement of Option and Right of First Refusal with Nord, attached hereto as Exhibit A and made an integral part hereof (the "Option Agreement"), and provided to Nord a right of first refusal and option to acquire (the "TMD Option Rights") the TMD Rights from the Assignors upon the payment to the Assignors of the Post-Development Expenses plus such premium for taking the risks of development of the TMD Opportunity as the parties may mutually agree (and as established as fair and reasonable to Nord by an independent person with experience in the valuation of business opportunities in the mining industry generally) ("Premium");

     WHEREAS, the Assignee has expressed its willingness to assume from the Assignors all of their rights and interests in the TMD Rights, to fund the Post-Development Expenses, and to "reserve" the place of Nord with respect to such TMD Opportunity until such time as the Lender may consent to Nord's re-acquisition of the TMD Rights from, and as further developed by, the Assignee; and

     WHEREAS, in consideration for the assignment of the TMD Rights to the Assignee as contemplated herein, the Assignee shall assume all of Assignors' duties and obligations under the Option Agreement.

1. ASSIGNMENT OF RIGHTS AND ASSUMPTION OF OBLIGATIONS

     (a) ASSIGNMENT OF RIGHTS. Assignors hereby assign all of their right, title and interest in and to the TMD Rights to the Assignee. At such time as Nord exercises the TMD Option Rights, all of Assignee's right, title and interest in and to the TMD Rights shall be transferred to Nord, and, in such event and at such time, the Assignee agrees to execute such documents as shall be necessary and reasonably requested by Nord in confirmation of the foregoing provisions of this Section 1(a).

     (b) ASSUMPTION OF OBLIGATIONS. The Assignee hereby accepts the assignment of the TMD Rights and agrees to undertake and assume the performance of the duties and obligations of Assignors thereunder, accruing or arising after the date hereof (the "Obligations").

     (c) Each party hereto agrees that it shall execute or cause to be executed promptly after request by the other, such documents or instruments as may be reasonably required for the purpose of or in connection with the assignment by the Assignors of the TMD Rights or the assumption by the Assignee of the Obligations pursuant to this Assignment Agreement.

     (d) Notwithstanding anything contained herein, to the extent the consent of any third party is required as a condition to the assignment of the TMD Rights, the


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Assignment, insofar as it encompasses such TMD Rights, shall not be effective unless and until such consent shall have been obtained and Assignors shall: (a) until such time as such consent shall have been obtained, to the extent possible obtain for the Assignee the benefits of such TMD Rights as though the Assignment had been effective with respect to such TMD Rights; and (b) be obligated to obtain the consent of such third party. At such time as Assignors shall obtain the required consent to the assignment of any TMD Rights retained by Assignors pursuant to Section 1(a), the Assignment shall immediately become effective in accordance with the terms of this Assignment Agreement without the need for further action or further documentation by either party hereto. This Section 1(d) shall not apply to any transfer that does not require any third party's consent.

2. CONSIDERATION. As consideration for the Assignment of the TMD Rights, the Assignee shall assume all of Assignors' duties, obligations, rights and interests under the Option Agreement.

3. REPRESENTATIONS AND WARRANTIES

     (a) REPRESENTATIONS OF ASSIGNORS. The Assignors hereby represent and warrant to the Assignee, as of the date hereof, the following

          (i) Assignors have full power and capacity to enter into, execute and perform this Assignment Agreement, which Assignment Agreement, once executed by Assignees, shall be the valid and binding obligation of such party, enforceable against such party by any court of competent jurisdiction in accordance with its terms; and

          (ii) Assignors are not bound by or subject to any contract, agreement, law, court order or judgment, administrative ruling, regulation or any other item which prohibits or restricts such party from entering into and performing this Assignment Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Assignment Agreement in accordance with its terms by such party.

     (b) REPRESENTATIONS AND WARRANTIES OF ASSIGNEE. Assignee hereby represents and warrants to Assignors, as of the date hereof, the following:

          (i) Assignee is a corporation duly organized and validly existing under the laws of the State of Tennessee, and has full power and authority to enter into, execute and perform this Assignment Agreement, which Assignment Agreement, once executed by Assignee, shall be the valid and binding obligation of such party, enforceable against such party by any court of competent jurisdiction in accordance with its terms;

          (ii) the individuals signing this Assignment Agreement on behalf Assignee are the duly elected executive officers of Assignee so indicated, and have full power and authority to enter into and execute this Assignment Agreement for and on behalf of he Assignee; and


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          (iii) Assignee is not bound by or subject to any contract, agreement, law, court order or judgment, administrative ruling, regulation or any other item which prohibits or restricts such party from entering into and performing this Assignment Agreement in accordance with its terms, or requiring the consent of any third party prior to the entry into or performance of this Assignment Agreement in accordance with its terms by such party.

4. INDEMNIFICATION. Each party hereby agrees to indemnify and hold harmless the other, together with such party's officers, directors, partners, shareholders, employees, agents and representatives, as applicable, (collectively, the "Indemnified parties"), from and against any loss, cost, damage, claim, charge, set-off, encumbrance or other obligation or liability (a "Liability") resulting from or arising out of any material breach of such party's duties, obligations or requirements hereunder including, without limitation, any and all claims from third parties against any Indemnified party as a result thereof (a "Third-party Claim"). Such indemnification shall cover, without limitation, the right to reimbursement of reasonable attorneys' fees, expenses and costs of litigation, arbitration, mediation and/or settlement. Payment to the Indemnified parties, and any of them, shall be made upon notice to the party or parties from whom indemnification may properly be sought hereunder (the "Indemnifying party") that a Liability has arisen (or, to the extent that notice has been previously delivered, that such Liability is continuing), together with any invoice or other demand for payment to any party, including an attorney defending against or prosecuting the same, and the Indemnifying party shall promptly furnish payment thereon as directed in such notice. This Section 4 shall survive termination and/or expiration of this Assignment Agreement and the TMD Rights granted herein.

5. GENERAL PROVISIONS.

     (a) NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given on the date of personal service or transmission by fax if such transmission is received during the normal business hours of the addressee, or on the first business day after sending the same by overnight courier service or by telegram, or on the third business day after mailing the same by first class mail, or on the day of receipt if sent by certified or registered mail, addressed as follows:

          If to Hirsch:              Ronald A. Hirsch
                                     668 North Coast Highway, #171
                                     Laguna Beach, California 92651
                                     Tel: (949) 715-6745
                                     Fax: (949) 715-6746


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          If to Seymour:             Stephen Seymour
                                     1308 Wine Spring Lane
                                     Baltimore Maryland 21204
                                     Tel: (410) 369-6600
                                     Fax: (410) 369-6601

          If to Assignee:            TMD Acquisition Corporation
                                     317 West Four Feathers
                                     Benson, AZ 85602
                                     Attn: Ronald A. Hirsch, CEO Officer
                                     Facsimile: (949) 715-6746 and
                                                (520) 586-7020

          with a copy (which shall
          not constitute notice) to: August Law Group, P.C.
                                     19200 Von Karman Avenue, Suite 500
                                     Irvine, California 92612
                                     Tel: (949) 752-7772
                                     Fax: (949) 752-7776
                                     Attn: Kenneth S. August, Esq.
                                           President

or to such other address or addresses as such parties may indicate by written notice sent in accordance with this Section 5(a).

     (b) BINDING AGREEMENT; ASSIGNMENT. This Assignment Agreement shall constitute the binding agreement of the parties hereto, enforceable against each of them in accordance with its terms. This Assignment Agreement shall inure to the benefit of each of the parties hereto, and their respective heirs, personal representatives, successors and assigns. This Assignment Agreement may not be assigned by either party, whether by operation of law or by contract, without the prior, written consent of the other party hereto.

     (c) ENTIRE AGREEMENT. This Assignment Agreement constitutes the entire and final agreement and understanding among the parties with respect to the subject matter hereof and the transactions contemplated hereby, and supersedes any and all prior oral or written agreements, statements, representations, warranties or understandings by any party, all of which are merged herein and superseded hereby.

     (d) GOVERNING LAW; VENUE. This Assignment Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona applicable to the performance and enforcement of contracts made within such state, without giving effect to the law of conflicts of laws applied thereby. In the event that any dispute shall occur between the parties arising out of or resulting from the construction, interpretation, enforcement or any other aspect of this Assignment Agreement, the parties hereby agree to accept the exclusive jurisdiction of the Courts of the State of Arizona. In the event


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either party shall be forced to bring any legal action to protect or defend its rights hereunder, then the prevailing party in such proceeding shall be entitled to reimbursement from the non-prevailing party of all fees, costs and other expenses (including, without limitation, the reasonable expenses of its attorneys) in bringing or defending against such action.

     (e) SPECIFIC PERFORMANCE; REMEDIES CUMULATIVE. The parties hereby agree with each other that, in the event of any breach of this Assignment Agreement by any party where such breach may cause irreparable harm to any other party, or where monetary damages may not be sufficient or may not be adequately quantified, then the affected party or parties shall be entitled to specific performance, injunctive relief or such other equitable remedies as may be available to it, which remedies shall be cumulative and non-exclusive, and in addition to such other remedies as such party may otherwise have at law or in equity.

     (f) SEVERABLE PROVISIONS. Should any provision of this Assignment Agreement, be declared illegal or unenforceable by any court of competent jurisdiction, and cannot be modified to be enforceable, such provision shall immediately become null and void, leaving the remainder of this Agreement in full force and effect.

     (g) AMENDMENT. This Assignment Agreement may not be changed or amended, except by a writing signed by each of the parties hereto.

     (h) ENTIRE AGREEMENT. This Assignment Agreement sets forth the entire agreement between the parties with respect to any and all matters described herein, and fully supersedes any prior agreements or understandings between the parties with respect to any such matters.

                      [SIGNATURE PAGE FOLLOWS IMMEDIATELY]


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     IN WITNESS WHEREOF, the parties hereto have executed this Assignment
Agreement as of the date first above written.

ASSIGNOR                                ASSIGNOR


By: /s/ Ronald A. Hirsch                By: /s/ Stephen D. Seymour
    ---------------------------------       ------------------------------------
Name: Ronald A. Hirsch                  Name: Stephen D. Seymour
Date: Sept 6, 2005                      Date:
                                              ----------------------------------

ASSIGNEE

TMD ACQUSITION CORPORATION              ATTEST


By: /s/ Ronald A. Hirsch                By: /s/ Kathy Glidewell
    ---------------------------------       ------------------------------------
Name: Ronald A. Hirsch                  Name: Kathy Glidewell
Title: Chief Executive Officer          Title: Secretary
Date: Sept 6, 2005                      Date: 9/6/05


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